Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

GLOBAL BUSINESS TRAVEL GROUP, INC.

The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

ARTICLE I

NAME

Section 1.1Name. The name of the corporation is Global Business Travel Group, Inc. (the “Corporation”).

ARTICLE II

REGISTERED AGENT

Section 2.1Address. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County 19801. The name of its registered agent at that address is The Corporation Trust Company.

ARTICLE III

PURPOSE

Section 3.1Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the DGCL.

ARTICLE IV

TERM

Section 4.1Term. The Corporation shall have perpetual existence.

ARTICLE V

CAPITALIZATION

Section 5.1Authorized Capital Stock

(a)The total number of shares of all classes of stock that the Corporation is authorized to issue is 12,030,420,250, consisting of: (i) 6,010,000,000 shares of preferred stock, par value $0.00001 (“Preferred Stock”); (ii) 3,000,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”); (iii) 3,000,000,000 shares of Class B common stock, par value $0.0001 per share ( “Class B Common Stock”); and (iv) 20,420,250 shares of Class X common stock, par value $0.0001 per share (“Class X Common Stock” and, together with Class A Common Stock and Class B Common Stock, “Common Stock”).

(b)The number of authorized shares of any of the Preferred Stock, Class A Common Stock, Class B Common Stock or Class X Common Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no separate class vote of the holders of any of the Preferred Stock, Class A Common Stock, Class B Common Stock or Class X Common Stock shall be required therefor, except as otherwise expressly provided in this Certificate of Incorporation (including pursuant to any certificate of designation relating to any series of Preferred Stock).

Section 5.2Preferred Stock

(a)The Board is hereby expressly authorized, subject to any limitations prescribed by the DGCL, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(b)Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to such series).

Section 5.3Common Stock. The powers, preferences and rights and the qualifications, limitations and restrictions of Class A Common Stock, Class B Common Stock and Class X Common Stock are as follows:

(a)Voting Rights. Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law:

(i)Each holder of record of Class A Common Stock, as such, shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, including the election or removal of directors, or holders of Class A Common Stock as a separate class are entitled to vote. The holders of shares of Class A Common Stock shall not have cumulative voting rights.

(ii)Each holder of record of Class B Common Stock, as such, shall be entitled to one (1) vote for each share of Class B Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, including the election or removal of directors, or holders of Class B Common Stock as a separate class are entitled to vote. The holders of shares of Class B Common Stock shall not have cumulative voting rights.

(iii)Each holder of record of Class X Common Stock, as such, shall be entitled to one (1) vote for each share of Class X Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, including the election or removal of directors, or holders of Class X Common Stock as a separate class are entitled to vote. The holders of shares of Class X Common Stock shall not have cumulative voting rights.

(iv)Except as otherwise expressly provided in this Certificate of Incorporation or required by applicable law, and without limiting the rights of any party to the Shareholders Agreement, the holders of Common Stock having the right to vote in respect of such Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Common Stock having the right to vote in respect of such Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders having voting rights generally.

(v)Notwithstanding the foregoing provisions of this Section 5.3(a), to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power under this Certificate of Incorporation with respect to, and shall not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon under this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or under the DGCL. The foregoing provisions of this clause 0 shall not limit any voting power granted to holders of Common Stock or any class thereof pursuant to the terms of such Preferred Stock.

(b)Dividends and Distributions

(i)Class A Common Stock. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock having a preference over or the right to participate with Class A Common Stock with respect to the payment of dividends and other distributions in cash, stock of the Corporation or property of the Corporation, each share of Class A Common Stock shall be entitled to receive, Ratably with other Participating Shares, such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(ii)Class B Common Stock. Dividends and other distributions shall not be declared or paid on Class B Common Stock.

(iii)Class X Common Stock. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock having a preference over or the right to participate with Class X Common Stock with respect to the payment of dividends and other distributions in cash, stock of the Corporation or property of the Corporation, each share of Class X Common Stock shall be entitled to receive, Ratably with other Participating Shares, such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(iv)Notwithstanding anything to the contrary in the preceding subsections (i)–(iii), dividends may be declared on any one class of Common Stock payable in additional shares of such class if and only if, substantially concurrently therewith, like dividends are declared on each other class of Common Stock payable in additional shares of such other class at the same rate per share.

(c)Liquidation, Dissolution or Winding Up

(i)Subject to Section 5.3(c)(ii), in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock or any other class or series of stock having a preference over any Participating Shares as to distributions upon dissolution or liquidation or winding up shall be entitled, the remaining assets of the Corporation shall be distributed Ratably to the Participating Shares.

(ii)In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Class B Common Stock shall be entitled to receive, Ratably on a per share basis with the Participating Shares, a distribution from the remaining assets of the Corporation, up to the par value of such shares of Class B Common Stock. Other than as set forth in the preceding sentence, the holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(d)Stock Dividends, Splits, etc. If the Corporation at any time combines or subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Certificate of Incorporation, scheme, arrangement or otherwise (each, a “Recap Event”)) the number of shares of any class or series of Common Stock into a greater or lesser number of shares, the shares of each other class or series shall be proportionately similarly combined or subdivided. Any adjustment described in this Section 5.3(d) shall become effective at the close of business on the date the combination or subdivision becomes effective. Stock dividends with respect to each class of Common Stock may only be paid in additional shares of stock of the same class of Common Stock on which such dividend is declared.

(e)No Preemptive or Certain Other Rights. Except as set forth in the Exchange Agreement, without limiting the rights of any party to the Shareholders Agreement, no holder of shares of Common Stock shall be entitled to preemptive, subscription, redemption or conversion rights.

(f)Automatic Conversion of Class X Common Stock. Upon the consummation of the BCA Transaction, each share of Class X Common Stock outstanding immediately prior thereto shall automatically, without any further action, convert into one share of Class A Common Stock. Following such conversion, the reissuance of shares of Class X Common Stock shall be prohibited, and such shares shall be retired and cancelled in accordance with Section 243 of the DGCL and the certificate required to be filed with the Secretary of State of the State of Delaware by such section, and upon such retirement and cancellation, and the filing of such certificate, all references to Class X Common Stock in this Certificate of Incorporation shall be eliminated. Any stock certificate that, immediately prior to such conversion, represented shares of Class X Common Stock will, from and after such time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Class A Common Stock into which such former shares of Class X Common Stock have been converted pursuant to the first sentence of this Section 5.3(f).

ARTICLE VI

EXCHANGES, TRANSFERS AND RELATED MATTERS

Section 6.1Exchanges. The Corporation, JerseyCo and certain other Persons party thereto from time to time are parties to the Exchange Agreement. On the terms and subject to the conditions of the Exchange Agreement, to the extent that an Eligible JerseyCo Owner (as defined in the Exchange Agreement) is exchanging Class B JerseyCo Shares with which are associated shares of Class B Common Stock, the Corporation shall (unless and to the extent the Corporation, on behalf of JerseyCo, has elected in accordance with the terms of the Exchange Agreement to pay cash in lieu of shares of Class A Common Stock) issue to JerseyCo, at its request, a number of shares of Class A Common Stock equal to the product of (x) the number of Class B JerseyCo Shares exchanged by the applicable Eligible JerseyCo Owner multiplied by (y) the Exchange Rate (as defined in the Exchange Agreement). Concurrently with the issuance of such shares of Class A Common Stock to JerseyCo, a number of shares of Class B Common Stock held of record by the applicable Eligible JerseyCo Owner equal to the number of Class B JerseyCo Shares exchanged by such applicable Eligible JerseyCo Owner shall, automatically and without further action on the part of the Corporation or any holder of Class B Common Stock, be transferred to the Corporation and cancelled and retired for no consideration.

Section 6.2Additional Issuances; Reserves

(a)Subject to the DGCL and the other terms of this Certificate of Incorporation and without limitation of the rights of any party to the Shareholders Agreement and the Exchange Agreement, on or following the Effective Date, the Corporation may issue from time to time additional shares of Class A Common Stock from the authorized but unissued shares of Class A Common Stock, including as provided in this Certificate of Incorporation and the BCA. The Corporation shall not issue additional shares of Class B Common Stock, except in connection with the valid issuance of Class B JerseyCo Shares in accordance with the A&R JerseyCo M&A, the Shareholders Agreement and the Exchange Agreement, or as otherwise expressly provided in this Certificate of Incorporation (for avoidance of doubt, including to effect a Recap Event in accordance with the terms of this Certificate of Incorporation). Without limiting the generality of the foregoing, the Corporation shall, upon the occurrence of an Earnout Achievement Date (as defined in the BCA), issue shares of Class A Common Stock or Class B Common Stock, as applicable, to such persons and in such amounts as contemplated by the BCA, in accordance with the terms and subject to the conditions thereof.

(b)The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of (i) Class A Common Stock to permit JerseyCo to satisfy its obligations under the Exchange Agreement and (ii) Class A Common Stock and Class B Common Stock to permit the Corporation, upon the occurrence of an Earnout Achievement Date, to issue shares of Class A Common Stock or Class B Common Stock, as applicable, to such persons and in such amounts as contemplated by the BCA, in accordance with the terms and subject to the conditions thereof.

Section 6.3Cancellation. Except as set forth in Section 6.4, shares of Class B Common Stock that are transferred to the Corporation shall be cancelled and retired and shall not be disposed of out of treasury or otherwise reissued. Any certificates that, prior to the cancellation and retirement of such shares of Class B Common Stock, evidenced ownership of shares of Class B Common Stock so cancelled shall, if presented to the Corporation on or after the date of cancellation of such shares, be cancelled.

Section 6.4Egencia Acquisition.

(a)The Corporation shall take such actions as are contemplated by the BCA to cause the issuance of its equity securities as called for by the Equity Contribution Agreement in accordance with this Section 6.4. Without limiting the generality of the foregoing, subject to Section 6.4(c), if the final determination of the Post-Closing Equity Adjustment has not occurred prior to the consummation of the BCA Transaction and, pursuant to the Equity Contribution Agreement, Expedia should have received a different amount of equity securities in JerseyCo and the Corporation immediately following the final determination of the Post-Closing Equity Adjustment than was issued to Expedia under the BCA, the Corporation shall, in accordance with the terms and subject to the conditions of the BCA, issue, redeem and cancel and/or adjust the terms of its equity securities (including its Derivative Equity Securities) for no additional consideration such that the amount (both absolute and relative) of equity securities of the Corporation issued to Expedia and the other equityholders of JerseyCo immediately prior to the consummation of the BCA Transaction (including holders of Company MIP Shares and Legacy Company MIP Options, but excluding holders of New Management Options) reflects the amount (the “Adjusted Total”) that would have been issued if such final determination had occurred prior to the consummation of the BCA Transaction (after giving effect to the Newly Issued Equity Securities). For the avoidance of doubt, any issuance, redemption, cancellation or adjustment of terms of equity securities of the Corporation shall only be made with respect to the equity securities of the Corporation (including any Derivative Equity Securities) issued to the equityholders of JerseyCo immediately prior to the consummation of the BCA Transaction (including holders of Acquiror Options that were issued on account of Legacy Company MIP Options but excluding Acquiror Options that were issued on account of New Management Options), such that the aggregate amount of outstanding equity securities in the Corporation (including any Newly Issued Equity Securities) held by such Persons immediately prior to such issuance, redemption, cancellation or adjustment shall be equal in the aggregate to such amount thereafter.

(b)In addition to the adjustment described in Section 6.4(a), and subject to Section 6.4(c), if the final determination of the Post-Closing Equity Adjustment has not occurred prior to the consummation of the BCA Transaction and, pursuant to the Equity Contribution Agreement, Expedia should have received a different amount of equity securities in JerseyCo and the Corporation immediately following the final determination of the Post-Closing Equity Adjustment than was issued to Expedia under the BCA, the Corporation shall, to the extent applicable, cause the per share exercise price of the New Management Options and the number of Company MIP Shares issuable in respect of New Management Options to be equitably adjusted in accordance with the requirements of Section 422 and 409A of the Code to reflect the effects of the Post-Closing Equity Adjustment; provided that any such adjustment shall be made without reference to the Adjusted Total.

(c)Notwithstanding anything herein to the contrary, if JerseyCo and Expedia agree to settle, and do in fact settle, any Post-Closing Equity Adjustment, in whole, for an amount in cash not to exceed $5,000,000, no issuances, redemptions, cancellations or adjustments of terms of equity securities of the Corporation (including any Derivative Equity Securities) held by the Persons who were equityholders of JerseyCo immediately prior to the Closing shall be made as contemplated pursuant to Section 6.4(a) and Section 6.4(b), including with respect to the amount of such cash settlement.

(d)Capitalized terms used but not defined in this Section 6.4 shall have the meanings ascribed to such terms in the BCA.

Section 6.5Certain Restrictions on Transfer

(a)No Transfer of shares of Class B Common Stock may be made, unless such transferor also Transfers an equal number of Class B JerseyCo Shares to the applicable Transferee in accordance with the terms and subject to the conditions of the A&R JerseyCo M&A.

(b)The Corporation may place customary restrictive legends on the certificates (if any) or book entries evidencing ownership of the shares of Class A Common Stock, Class B Common Stock and, if applicable, the shares of Preferred Stock subject to this Section 6.5 and remove such restrictive legends at the time the applicable restrictions under this Section 6.5 are no longer applicable to the shares of Class A Common Stock, Class B Common Stock or shares of Preferred Stock evidenced by such certificates or book entries. To the extent shares of Class A Common Stock, Class B Common Stock and, if applicable, shares of Preferred

Stock subject to this Section 6.5 are uncertificated, the Corporation shall give notice of the restrictions set forth in this Section 6.5 in accordance with the DGCL.

ARTICLE VII

BYLAWS

In furtherance and not in limitation of the powers conferred by the DGCL, but without limiting the rights of any party to the Shareholders Agreement, the Board is expressly authorized to make, amend, alter, change, add to or repeal the bylaws of the Corporation (as may be amended, restated or otherwise modified from time to time in accordance with the terms hereof and thereof, the “Bylaws”) without the consent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation or any provision of the DGCL, the affirmative vote of the holders of at least 66 ⅔% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws, or to adopt any provision inconsistent therewith.

ARTICLE VIII

BOARD OF DIRECTORS

Section 8.1Board of Directors

(a)Board Powers. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

(b)Number, Election and Term

(i)Without limiting the rights of any party to the Shareholders Agreement, or except as otherwise provided for or fixed in any certificate of designation with respect to any series of Preferred Stock, the total number of directors constituting the whole Board shall be determined from time to time by resolution adopted by the Board.

(ii)Without limiting the rights of any party to the Shareholders Agreement, effective upon consummation of the BCA Transaction, the directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more such series, as the case may be (such directors, the “Preferred Stock Directors”)), shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the Effective Date, Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the Effective Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the Effective Date. At each annual meeting following the Effective Date, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of such directors is changed (other than in respect of any Preferred Stock Directors), any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove, or shorten the term of, any incumbent director. The Board is authorized to assign directors already in office to their respective classes at the time the classification of the Board becomes effective pursuant to this Section 8.1(b)(ii).

(iii)Any such director shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

(iv)Directors of the Corporation need not be elected by written ballot, unless the Bylaws shall so provide.

Section 8.2Newly Created Directorships and Vacancies. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding in respect of any Preferred Stock Directors (as defined below), and without limiting the rights of any party to the Shareholders Agreement, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or by the stockholders at a special meeting of stockholders called by or at the direction of the Board, in accordance with Section 9.2 and the Bylaws, for such purpose. Any director (other than a Preferred Stock Director) elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

Section 8.3Resignation and Removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws. Without limiting the rights of any party to the Shareholders Agreement, any or all of the directors (other than any Preferred Stock Director) may be removed only for cause and only upon the affirmative vote of the holders of at least 66 ⅔% in voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of stockholders called for such purpose. Without limiting the rights of any party to the Shareholders Agreement, in case the Board or any one or more directors should be so removed, new directors may be elected in accordance with Section 8.2.

Section 8.4Preferred Stock Directors. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect Preferred Stock Directors, then the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. Notwithstanding Section 8.1(b), the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed in accordance with Section 8.1(b) hereof, and the total number of directors constituting the whole Board shall be automatically adjusted accordingly, and whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right, the terms of office of all such Preferred Stock Directors shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director), and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

Section 8.5Quorum. A quorum for the transaction of business by the directors shall be set forth in the Bylaws.

ARTICLE IX

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING;

ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS

Section 9.1Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such stockholders. Notwithstanding the foregoing, (a) any action required or permitted to be taken by the holders of any series of Preferred Stock may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock; and (b) any action required or permitted to be taken by the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, by written consent of the holders of at least 66 ⅔% of the total voting power of all the Class B Common Stock then outstanding.

Section 9.2Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by or at the direction of the Board pursuant to a resolution adopted by a majority of the total number of directors or as otherwise expressly provided in the Bylaws. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date and at such time as shall be fixed exclusively by resolution of the Board or a duly authorized committee thereof.

ARTICLE X

LIMITED LIABILITY; INDEMNIFICATION

Section 10.1Limited Liability of Directors. To the fullest extent permitted by law, no director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article X shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing prior to such amendment or repeal.

Section 10.2Indemnification and Advancement of Expenses

(a)To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), the Corporation shall indemnify and hold harmless each Person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or any other type whatsoever (for purposes of this Section 10.2, a “Proceeding”) by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, member, manager, officer, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, member, manager, officer, employee, agent or trustee or in any other capacity while serving as a director, member, manager, officer, employee, agent or trustee, against all liability and loss suffered and expense (including, without limitation, attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection with such Proceeding. Notwithstanding the foregoing provisions of this Section 10.2(a), except as provided in Section 10.2(c) with respect to Proceedings to enforce rights to indemnification and advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify and advance expenses to an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

(b)In addition to the right to indemnification conferred in Section 10.2(a), to the fullest extent permitted by applicable law, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred by such Indemnitee in appearing at, participating in or defending any Proceeding in advance of its final disposition or in connection with a Proceeding brought to establish or enforce a right to indemnification or advancement of expenses (which shall be governed by Section 10.2(c)). Notwithstanding the foregoing, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it is ultimately determined after final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to indemnification under this Section 10.2 or otherwise.

(c)Notwithstanding the failure of the Corporation to have made a determination that indemnification of the Indemnitee is proper in the circumstances, or an actual determination by the Corporation that the indemnification of the Indemnitee is not proper in the circumstances, any Indemnitee may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification or advancement of expenses to the extent otherwise permissible under this Article X. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense of the Corporation that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall be on the Corporation.

(d)The rights to indemnification and advancement of expenses conferred on any Indemnitee by this Section 10.2 shall not be exclusive of any other rights that any Indemnitee may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws, insurance, an agreement, vote of stockholders or disinterested directors or otherwise.

(e)The rights conferred upon Indemnitees by this Section 10.2 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

(f)Any repeal or amendment of this Section 10.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 10.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(g)The Corporation shall purchase and maintain insurance (or be named insured on the insurance policy of an affiliate), on behalf of the Indemnitees and such other Persons, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity, as the Board shall determine, in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with such Person’s activities on behalf of the Corporation, regardless of whether or not the Corporation would have the power or obligation to indemnify such Person against such liability under the DGCL, this Certificate of Incorporation or the Bylaws.

(h)Notwithstanding that a director or officer of the Corporation (collectively, the “Covered Persons”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other Persons (collectively, the “Other Indemnitors”), with respect to the rights to indemnification, advancement of expenses and/or insurance set forth herein, the Corporation: (i) shall be the indemnitor of first resort (i.e., its obligations to Covered Persons are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Covered Persons are secondary); and (ii) shall be required to advance and indemnify the full amounts to which Covered Persons are entitled hereunder, without regard to any rights Covered Persons may have against any of the Other Indemnitors. No advancement or payment by the Other Indemnitors on behalf of Covered Persons with respect to any claim for which Covered Persons have sought indemnification from the Corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Covered Persons against the Corporation.

(i)This Section 10.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to Persons other than Indemnitees. The Corporation may, to the extent authorized from time to time by the Board, to the extent and in the manner authorized or permitted by law, grant rights to indemnification and to the advancement of expenses to Persons other than Indemnitees, including any employee or agent of the Corporation.

ARTICLE XI

CORPORATE OPPORTUNITIES

Except with respect to any corporate opportunity expressly offered or presented to any Indemnitee solely in his or her capacity as a director or officer of, through his or her service to, or pursuant to a contract with, the Corporation and its Subsidiaries (an “Excluded

Opportunity”), to the fullest extent permitted by applicable law, (a) each Indemnitee, its Affiliates or its Affiliated Entities (in each case, who are not employees of the Corporation or any of its Subsidiaries) and (b) each equityholder of the Corporation or its Affiliates (the Persons described in clauses (a) and (b), collectively, the “Identified Persons”) shall have the right to engage in businesses of every type and description and other activities for profit, and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Corporation or any of its Subsidiaries, independently or with others, including business interests and activities in direct competition with the business and activities of the Corporation or any of its Subsidiaries, with no obligation to offer the Corporation or any of its Subsidiaries the right to participate therein. Nothing in this Certificate of Incorporation, including (without limitation) the foregoing sentence, shall be deemed to supersede any other agreement to which an Identified Person may be a party or the rights of any other party thereto restricting such Identified Person’s ability to have certain business interests or engage in certain business activities or ventures. To the fullest extent permitted by applicable law, but subject to the immediately preceding sentence, neither the Corporation nor any of its Subsidiaries shall have any rights in any business interests, activities or ventures of any Identified Persons that are not Excluded Opportunities, and the Corporation hereby waives and renounces any interest or expectancy therein.

To the fullest extent permitted by applicable law, but without limiting any separate agreement to which an Identified Person may be party with the Corporation or any of its Subsidiaries, and except with respect to any Excluded Opportunities, (i) the engagement in competitive activities by any Identified Person in accordance with the provisions of this Article XI is hereby deemed approved by the Corporation, all stockholders and all Persons acquiring an interest in the stock of the Corporation, (ii) it shall not be a breach of any Identified Person’s duties or any other obligation of any type whatsoever of any Identified Person if an Identified Person engages in, or directs to another Person, any such business interests or activities in preference to or to the exclusion of the Corporation or any of its Subsidiaries, and (iii) no Identified Person shall be liable to the Corporation, any stockholder of the Corporation or any other Person who acquires an interest in the stock of the Corporation, by reason of the fact that such Identified Person pursues or acquires a business opportunity that is not an Excluded Opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Corporation or any of its Subsidiaries.

In addition to and without limiting the foregoing provisions of this Article XI, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation or any of its Subsidiaries if it is a business opportunity that (i) the Corporation and its Subsidiaries are neither financially or legally able, nor contractually permitted, to undertake, (ii) from its nature, is not in the line of the business of the Corporation and its Subsidiaries or is of no practical advantage to the Corporation and its Subsidiaries, (iii) is one in which the Corporation and its Subsidiaries have no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of an Identified Person over which such Identified Person has no direct or indirect influence or control, including, but not limited to, a blind trust. To the fullest extent permitted by applicable law, but without limiting any separate agreement to which an Identified Person may be party with the Corporation or any of its Subsidiaries, no Identified Person shall (x) have any duty to present business opportunities that are not Excluded Opportunities to the Corporation or any of its Subsidiaries or (y) be liable to the Corporation, any stockholder of the

Corporation or any other Person who acquires an interest in the stock of the Corporation, by reason of the fact that such Identified Person pursues or acquires a business opportunity that is not an Excluded Opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Corporation or any of its Subsidiaries.

For avoidance of doubt, the foregoing paragraphs of this Article XI are intended to renounce with respect to the Identified Persons, to the fullest extent permitted by Section 122(17) of the DGCL, any interest or expectancy of the Corporation or any of its Subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are not Excluded Opportunities, and this Article XI shall be construed to effect such renunciation to the fullest extent permitted by the DGCL.

Any Identified Person may, directly or indirectly, (i) acquire stock of the Corporation and options, rights, warrants and appreciation rights relating to stock of the Corporation and (ii) except as otherwise expressly provided in this Certificate of Incorporation, exercise all rights of a stockholder of the Corporation relating to such stock, options, rights, warrants and appreciation rights.

To the fullest extent permitted by law, neither the alteration, amendment or repeal of this Article XI nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article XI shall apply to or have any effect on the liability or alleged liability of any Identified Person for or with respect to any activities or opportunities which such Identified Person becomes aware prior to such alteration, amendment, repeal or adoption.

For avoidance of doubt, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI and each other Article of this Certificate of Incorporation.

For purposes of this Article XI only:

“Affiliate” shall mean (a) in respect of an Indemnitee, any Person that, directly or indirectly, is controlled by such Indemnitee (other than the Corporation and any entity that is controlled by the Corporation) and (b) in respect of any Supporting Shareholder, a Person that, directly or indirectly, is controlled by any of the Supporting Shareholders, controls any of the Supporting Shareholders or is under common control with any of the Supporting Shareholders and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation).

“Affiliated Entity” shall mean (a) any Person of which an Indemnitee serves as an officer, director, employee, agent or other representative (other than the Corporation and any entity that is controlled by the Corporation), (b) any direct or indirect partner, stockholder, member, manager or other representative of such Person or (c) any Affiliate of any of the foregoing.

“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract, or otherwise. A Person who is the Owner of 20% or more of the outstanding voting equity of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary (it being acknowledged that such Person’s ownership of less than 20% of the voting equity of any such entity shall not in and of itself create a presumption that there is a lack of control).

ARTICLE XII

BUSINESS COMBINATIONS

Section 12.1The Corporation elects not to be governed by Section 203 of the DGCL.

Section 12.2Notwithstanding any other provision of this Article XII, the Corporation shall not engage in any Business Combination (as defined below) with any Interested Stockholder (as defined below) for a period of three years following the time that such stockholder became an Interested Stockholder, unless:

(a)Prior to such time, the Board approved either the Business Combination or the transaction (other than the BCA Transaction) which resulted in the stockholder becoming an Interested Stockholder;

(b)Upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the Voting Stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by the Interested Stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c)At or subsequent to such time the Business Combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 ⅔% of the outstanding Voting Stock which is not owned by the Interested Stockholder.

Section 12.3The restrictions contained in Article XII shall not apply if:

(a)The Corporation does not have a class of Voting Stock that is: (i) listed on a national securities exchange; or (ii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an Interested Stockholder or from a transaction in which a Person becomes an Interested Stockholder;

(b)A stockholder becomes an Interested Stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Interested Stockholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Corporation and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition of ownership;

(c)The Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which:

(i)Constitutes one of the transactions described in the second sentence of this Section 12.3(c);

(ii)Is with or by a Person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the Board; and

(iii)Is approved or not opposed by a majority of the members of the Board then in office (but not less than one) who were directors prior to any Person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

The proposed transactions referred to in the preceding sentence are limited to: (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock (as defined below) of the Corporation; or (z) a proposed tender or exchange offer for 50% or more of the outstanding Voting Stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all Interested Stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this Section 12.3(c); or

(d)The Business Combination is with an Interested Stockholder who became an Interested Stockholder as a result of the BCA Transaction (any such Person, an “Exempt Interested Stockholder”); provided that each such Exempt Interested Stockholder shall be an Exempt Interested Stockholder only if and for so long as the number of shares of Voting Stock owned by such Exempt Interested Stockholder does not exceed the number of shares which are owned by such Exempt Interested Stockholder on the Effective Date, plus a number of shares of Voting Stock equal to not more than 1% of the Voting Stock then outstanding (the “Threshold”); provided that such Person shall cease to be an Exempt Interested Stockholder if thereafter such Person acquires shares of Voting Stock of the Corporation beyond the Threshold. From and after such time as any Exempt Interested Stockholder ceases to be an Exempt Interested Stockholder as a result of acquiring shares, such Person shall be subject to the restrictions and other provisions of this Article XII applicable to Interested Stockholders, including Section 12.2. In the event an Exempt Interested Stockholder would no longer own sufficient shares to be an Interested Stockholder, such Exempt Interested Stockholder shall thereafter no longer be an Exempt Interested Stockholder and the provisions of Article XII shall apply to such person in the event such person subsequently becomes an Interested Stockholder hereunder.

Section 12.4As used in this Article XII only, the term:

(a)“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, Controls (as defined below), or is controlled by, or is under common control with, another Person.

(b)“Associate,” when used to indicate a relationship with any Person, means: (A) any other Person of which such Person is a director, officer or partner or is, directly or indirectly, the Owner (as defined below) of 20% or more of any class of Voting Stock; (B) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (C) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

(c)“Business Combination,” when used in reference to the Corporation and any Interested Stockholder, means:

(i)Any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with the Interested Stockholder, or with any Person if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation Section 12.2 is not applicable to the surviving Person;

(ii)Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock of the Corporation;

(iii)Any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any Stock of the Corporation or of such subsidiary to the Interested Stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of Stock of the Corporation subsequent to the time the Interested Stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase Stock made on the same terms to all holders of said Stock; or (E) any issuance or transfer of Stock by the Corporation; provided, however, that in no case under items (C)–(E) of this clause (iii) shall there be an increase in the Interested Stockholder’s proportionate share of the Stock of any class or series of the Corporation or of the Voting Stock of the Corporation;

(iv)Any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the Stock of any class or series, or securities convertible into the Stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of Stock not caused, directly or indirectly, by the Interested Stockholder; or

(v)Any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in clauses (i)–(iv) of this Section 12.4(c)) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

Notwithstanding the foregoing, no exchange under the Exchange Agreement will constitute a Business Combination within the meaning of this Section 12.4(c).

(d)“Control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. A Person who is the Owner of 20% or more of the outstanding Voting Stock of any other Person shall be presumed to have control of such Person, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds Voting Stock, in good faith and not for the purpose of circumventing this Article XII, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such Person.

(e)“Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that is the Owner of 15% or more of the outstanding Voting Stock of the Corporation, or is an Affiliate or Associate of the Corporation and was the Owner of 15% or more of the outstanding Voting Stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person; provided, however, that the term “Interested Stockholder” shall not include any Person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Corporation; provided that such Person shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Stock of the

Corporation, except as a result of further corporate action not caused, directly or indirectly, by such Person. For the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock of the Corporation deemed to be outstanding shall include Stock deemed to be owned by the Person through application of Section 12.4(i) but shall not include any other unissued Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(f)“Person” means any individual, corporation, partnership, unincorporated association or other entity

(g)“Stock” means, with respect to any corporation, capital stock and, with respect to any other Person, any equity interest.

(h)“Voting Stock” means, with respect to any corporation, Stock of any class or series entitled to vote generally in the election of directors and, with respect to any Person that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such Person. Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.

(i)“Owner,” including the terms “own” and “owned,” when used with respect to any Stock, means a Person that individually or with or through any of its Affiliates or Associates:

(i)Beneficially owns such Stock, directly or indirectly; or

(ii)Has (A) the right to acquire such Stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Owner of Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered Stock is accepted for purchase or exchange; or (B) the right to vote such Stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Owner of any Stock because of such Person’s right to vote such Stock if the agreement, arrangement or understanding to vote such Stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more Persons; or

(iii)Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of clause (ii) of this Section 12.4(i)), or disposing of such Stock with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such Stock;

provided, however, that no Person shall be deemed to own Stock owned by another Person solely by reason of the fact that both Persons are party to the Shareholders Agreement or the Company Holders Support Agreement.

ARTICLE XIII

SEVERABILITY

If any provision of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

ARTICLE XIV

FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, or any claim for aiding and abetting such alleged breach, (c) any action asserting a claim arising under any provision of the DGCL, this Certificate of Incorporation (as it may be amended or restated) or the Bylaws or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery, (d) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws, (e) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware or (f) any action asserting an “internal corporate claim” as defined in Section 115 of the DGCL, shall, in each case, to the fullest extent permitted by law, be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that the foregoing shall not apply to actions, suits or proceedings brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Notwithstanding the foregoing, in the event that the Delaware Court of Chancery lacks subject-matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Delaware Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. For avoidance of doubt, any Person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIV and each other Article of this Certificate of Incorporation.

ARTICLE XV

AMENDMENTS

Except as otherwise expressly provided in this Certificate of Incorporation, including, without limitation, Article XI, and without limiting the rights of any party to the Shareholders Agreement, in addition to any separate vote of any class or series of capital stock of the Corporation required under the DGCL, this Certificate of Incorporation may be amended by the affirmative vote of the holders of at least 66 ⅔% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided that any amendment of any provision of this Certificate of Incorporation that adversely affects the rights, priorities or privileges of the Class B Common Stock shall require the affirmative vote of the holders of at least 66 ⅔% of the total voting power of the Class B Common Stock then outstanding.

ARTICLE XVI

SOLE INCORPORATOR

The sole incorporator of the Corporation is James Elworth, whose mailing address is 9 West 57th Street, 43rd Floor, New York, NY 10019. The powers of the incorporator are to terminate upon the effectiveness of the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The name of each person who is to serve as an initial director of the Corporation until the first annual meeting of stockholders or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal, are as follows: Sanjay Patel, Scott Kleinman, Jennifer Fleiss, Mitch Garber and James H. Simmons III. The mailing address of each such person is c/o Apollo Strategic Growth Capital, 9 West 57th Street, 43rd Floor, New York, NY 10019.

ARTICLE XVII

DEFINITIONS

As used in this Certificate of Incorporation, the following terms have the following meanings, unless clearly indicated to the contrary:

“A&R JerseyCo M&A” means the Fourth Amended and Restated Memorandum and Articles of Association of JerseyCo, dated on or about the Effective Date, as the same may be amended, restated, modified, supplemented or replaced from time to time in accordance with the terms thereof.

“Affiliate” has the meaning ascribed to such term in the Shareholders Agreement.

“BCA” means that certain Business Combination Agreement, dated as of December 2, 2021, by and between Apollo Strategic Growth Capital, as predecessor to the Corporation, and JerseyCo, together with the schedules and exhibits thereto, as the same may be amended, restated, modified, supplemented or replaced from time to time.

“BCA Transaction” means the business combination transactions contemplated by the BCA.

“Board” means the Board of Directors of the Corporation.

“Class B JerseyCo Share” means a “B Ordinary Share” as defined in the A&R JerseyCo M&A.

“Company Holders Support Agreement” means that certain Company Holders Support Agreement, dated as of December 2, 2021 by and among Apollo Strategic Growth Capital and the Shareholders party thereto together with the schedules and exhibits thereto, as the same may be amended, restated, modified, supplemented or replaced from time to time.

“Derivative Equity Securities” has the meaning ascribed to such term in the BCA.

“Effective Date” means the date of the effectiveness of the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware.

“Eligible JerseyCo Owner” has the meaning ascribed to such term in the Exchange Agreement.

“Equity Contribution Agreement” means that certain Equity Contribution Agreement, dated as of August 11, 2021, by and among Expedia, Inc., JerseyCo and Juweel Investors Limited, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

“Exchange Agreement” means that certain Exchange Agreement, dated on or about the Effective Date, among the Corporation, JerseyCo, and the other Persons party thereto (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof).

“Expedia” means EG Corporate Travel Holdings LLC, a Delaware limited liability company (and any Expedia Permitted Transferee (as defined in the Shareholders Agreement)).

“Governmental Entity” means any nation or government, any state, province, county, municipal or other political subdivision thereof, any entity exercising executive, legislative, tribal, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator or arbitral panel (in each case public or private), or other body or administrative, regulatory, self-regulatory organization or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“JerseyCo” means GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey.

“Participating Shares” means (i) shares of Class A Common Stock, and, solely prior to the automatic conversion thereof upon consummation of the BCA Transaction, Class X Common Stock, and (ii) shares of any other class or series of Common Stock or Preferred Stock to the extent that, in accordance with the terms thereof, such shares are entitled to participate with

Class A Common Stock in, as applicable, (x) dividends or distributions paid by the Corporation, or (y) any liquidation, dissolution or winding up of the Corporation. Notwithstanding the foregoing, shares of Class B Common Stock shall not be considered Participating Shares except, solely in the case of a liquidation, dissolution or winding up of the corporation, solely to the extent provided in Section 5.3(c)(ii).

“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Post-Closing Equity Adjustment” has the meaning ascribed to such term in the Equity Contribution Agreement.

“Ratably” means, with respect to Participating Shares (determined pursuant to the definition of “Participating Shares,” as of the applicable time), on a per share basis. If, after the Effective Date, other terms are approved by the Corporation with respect to participation of any class or series of capital stock in residual distributions of the Corporation and are set forth in this Certificate of Incorporation or any certificate of designation with respect to Preferred Stock, “Ratably” shall automatically be adjusted to take account of such other terms.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated on or about the Effective Date, by and among the Corporation, the Sponsor Equityholders (as defined and identified therein), the GBT Equityholders (as defined and identified therein), and any Permitted Transferees (as defined therein), together with the schedules and exhibits thereto, as the same may be amended, restated, modified, supplemented or replaced from time to time.

“Shareholders Agreement” means the Shareholders Agreement, dated on or about the Effective Date, by and among the Corporation, JerseyCo and certain shareholders of the Corporation and JerseyCo party thereto, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

“Supporting Shareholder” means any holder of equity securities of the Corporation who is a Shareholder (as defined in either the Shareholders Agreement or the Company Holders Support Agreement).

“Subsidiary” has the meaning ascribed to such term in the Shareholders Agreement.

“Transfer” has the meaning ascribed to such term in the Shareholders Agreement. Notwithstanding the preceding sentence, for purposes of this Certification of Incorporation, no (x) exchange of Class B JerseyCo Shares (with automatic surrender for cancellation of an equal number of shares of Class B Common Stock) for any shares of Class A Common Stock pursuant to and in accordance with the Exchange Agreement or (y) conversion of any shares of any class or series of capital stock of the Corporation into another class or series of capital stock of the Corporation shall constitute a “Transfer” hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Incorporation to be signed this 27th day of May, 2022.

By:	/s/ James Elworth
James Elworth
Sole Incorporator